UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2011
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Elmer Prince Drive P.O. Box 656 Morgantown, West Virginia	26507-0656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (304) 581-6000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Exhibits
(c) Exhibits.

99 —	Fourth Quarter 2010 Quarterly Report
Item 2.02 Results of Operations and Financial Condition
On March 3, 2011, Centra Financial Holdings, Inc. reported its earnings for the year and quarter ended December 31, 2010, as described in the Fourth Quarter 2010 Quarterly Report attached as Exhibit 99 and incorporated herein by reference.
Forward-Looking Statements:
The Fourth Quarter 2010 Quarterly Report contains statements that refer to future expectations, contains projections of the results of operations or of financial condition, or states other information that is “forward-looking.” “Forward-looking” statements are easily identified by the use of words such as “could,” “anticipate,” “estimate,” “believe,” and similar words that refer to a future outlook. There is always a degree of uncertainty associated with “forward-looking” statements. Centra’s management believes that the expectations reflected in such statements are based upon reasonable assumptions and on the facts and circumstances existing at the time of these disclosures. Actual results could differ significantly from those anticipated.
Many factors could cause Centra’s actual results to differ materially from the results contemplated by the forward-looking statements. Some factors, which could negatively affect the results, include:
•	General economic conditions, either nationally or within Centra’s markets, could be less favorable than expected;
•	Changes in market interest rates could affect interest margins and profitability;
•	Competitive pressures could be greater than anticipated;
•	Legal or accounting changes could affect Centra’s results; and
•	Adverse changes could occur in the securities and investments markets.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 3, 2011	Centra Financial Holdings, Inc.
	By	/s/ Darren K. Williams
Darren K. Williams
Vice President and Chief Financial Officer